EXHIBIT 23


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-80075, 33-83036, 33-52184 and 33-67808) pertaining to the
1988 Stock Option Plan and the 1990 Employee Qualified Stock Purchase Plan of Xilinx, Inc. and Registration Statement (Form S-3 No. 333-00054) filed in conjunction with the Company's issuance of convertible subordinated notes and in the related Prospectuses of our report dated April 23, 1997, with respect to the consolidated financial statements and schedule of Xilinx, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 1997.





                                                        /s/  Ernst & Young LLP





San  Jose,  California
June  18,  1997


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